Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

by and among

ENERJEX RESOURCES, INC.,

a Nevada corporation

and

THE “PURCHASERS” NAMED IN SCHEDULE 1 HERETO

MARCH 31, 2011

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of March 31, 2011 (the “Effective Date”), by and among ENERJEX RESOURCES, INC., a Nevada corporation (the “Company”), and the investors listed on SCHEDULE 1 hereto (each, a “Purchaser” and collectively, the “Purchasers”), with reference to the following facts:

RECITALS:

The parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which each Purchaser shall purchase the respective number of shares of the Company’s Common Stock set forth opposite the name of such Purchaser on SCHEDULE 1 hereto.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement:

1.1 “ARTICLES OF INCORPORATION” means the Company’s Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on March 31, 1999, as amended by the Certificate of Designation.

1.2 “CERTIFICATE OF DESIGNATION” means that certain Certificate of Designation filed with the Secretary of State of the State of Nevada effective December 31, 2010.

1.3 “CLOSING” shall have the meaning set forth in Section 2.2, below.

1.4 “CODE” means the Internal Revenue Code of 1986, as amended.

1.5 “COMMON STOCK” means the common capital stock, par value $0.001 per share, of the Company.

1.6 “COMPANY INTELLECTUAL PROPERTY” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

1.7 “COMPLIANCE CERTIFICATE” means that certain Certificate of Officer in the form attached hereto as EXHIBIT A.

1.8 “EQUITY INCENTIVE PLAN” means that certain EnerJex Resources, Inc. Stock Incentive Plan, as amended (the “Stock Incentive Plan”), under which the Company has reserved 1,250,000 shares of Common Stock for the granting of options and the issuance of Common Stock as “restricted shares” to employees, officers, and directors of and consultants to the Company.

1.9 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

1.10 “FINANCIAL STATEMENTS DATE” means September 30 2010.

1.11 “KEY EMPLOYEE” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

1.12 “LIEN” means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term “Lien” shall not include (a) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings or that are otherwise not material and are fully reserved against in the Financial Statements, (b) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (d) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (e) restrictions on transfer of securities imposed by applicable state and federal securities laws.

1.13 “MATERIAL ADVERSE EFFECT” means an occurrence or circumstance having a consequence that, individually or in the aggregate, is materially adverse as to the business, properties, assets, liabilities, affairs, prospects, operations, operating results, or condition (financial or otherwise) of the Company, individually or taken as a whole; provided, however, that such term shall not include any circumstance or change related to (a) general economic conditions, or (b) securities markets generally.

1.14 “PERSON” means any individual, corporation, partnership, trust, limited liability company, association, or other entity.

1.15 “SEC” means the United States Securities and Exchange Commission.

1.16 “SECURITIES ACT” means the Securities Act of 1933, as amended.

1.17 “SHARES” means the shares of Common Stock issued and sold by the Company to the Purchasers pursuant to this Agreement.

1.18 “TAX” or “TAXES” means (a) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, levies, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to Tax or additional amounts with respect thereto, (b) any liability for payment of amounts described in clause (a) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

1.19 “TAX RETURN” means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

1.20 “TRANSACTION DOCUMENTS” means this Agreement and any other agreement or document executed in connection herewith.

1.21 “WARRANT” means a Stock Purchase Warrant in the form attached hereto as EXHIBIT B, pursuant to which each Purchaser subscribing for Shares hereunder shall be entitled to purchase one (1) Share, at a price of Ninety Cents ($0.90) per Share, for each two (2) Shares that the Purchaser purchases at each Closing hereunder.

2. PURCHASE AND SALE OF COMMON STOCK

2.1 AUTHORIZATION AND SALE OF COMMON STOCK

(a) SALE. The Company shall authorize the issuance and sale of:

(i) SHARES. Up to an aggregate Eight Million Three Hundred Thirty-three Thousand Three Hundred Thirty-three (8,333,333) Shares of the Company’s Common Stock, having the rights, restrictions, preferences, and privileges as set forth in the Articles of Incorporation, on or before the Closing, provided that the Company at its election may increase the maximum number of Shares that may be purchased at all Closings hereunder by an additional Four Million One Hundred Sixty-six Thousand Six Hundred Sixty-seven (4,166,667) Shares so that the cumulative maximum number of shares issued at all Closings shall not exceed Twelve Million Five Hundred Thousand (12,500,000) Shares.

(ii) WARRANTS. Warrants entitling each Purchaser subscribing for Shares hereunder shall be entitled to purchase one (1) Share, at a price of Ninety Cents ($0.90) per Share, for each two (2) Shares that the Purchaser purchases at each Closing hereunder.

(b) PURCHASE. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing, that number of Shares of the Company’s Common Stock set forth opposite each Purchaser’s name on SCHEDULE 1 hereto for a purchase price of Sixty Cents ($0.60) per share, provided that except with the prior consent of the Company, each Purchaser shall invest at least One Hundred Thousand Dollars ($100,000) toward the purchase of Shares under this Agreement.

2.2 INITIAL CLOSING. The initial closing of the issuance and delivery of the Shares shall take place on the date hereof at the offices of the Company’s counsel, Reicker, Pfau, Pyle & McRoy LLP 1421 State Street, Suite B, Santa Barbara, California 93101 (or by an exchange of executed counterpart copies of this Agreement and the other closing documents via facsimile and overnight courier between counsel for the Company and the Purchasers), or at such other time and place as the Company and Purchasers mutually agree upon orally or in writing (which time and place are designated as the “Initial Closing”). At the Initial Closing, the Company shall deliver to each Purchaser a certificate representing the Shares issued in the name of the Purchaser against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof in accordance with SCHEDULE 1 hereto.

2.3 ADDITIONAL CLOSING(S). The Company may sell, at one or more additional closings (each, an “Additional Closing” and collectively, the “Additional Closings”), a number of Shares not exceeding Eight Million Three Hundred Thirty-three Thousand Three Hundred Thirty-three (8,333,333) (or, if and to the extent that the Company pursuant to Section 2.1(a)(i), above, elects to increase such number, not more than Twelve Million Five Hundred Thousand (12,500,000) Shares), reduced by the number of Shares issued at the Intial Closing and all prior Additional Closings, to such Purchasers as the Company shall select, provided the closing thereof occurs on or before May 31, 2011. Each Additional Closing shall take place at such time and place as shall be mutually acceptable to the Company and the additional Investors subscribing for Shares at such Additional Closings. The Initial Closing and any Additional Closing shall be referred to herein as the “Closing” or the “Closings.”

2.4 ROUNDING OF SHARES. The Company and each Purchaser agree that no fractional Shares shall be issued at the Closing, and that the number of Shares to be issued to such Purchaser shall be rounded down to the nearest whole integer for the aggregate amount of cash consideration paid by the Holder at the Closing as set forth opposite such Purchaser’s name on SCHEDULE 1.

3. REPRESENTATIONS AND WARRANTIES OF COMPANY. Except as otherwise set forth in the Company Disclosure Schedule attached hereto as EXHIBIT C, specifically identifying the relevant subparagraphs hereof, which exceptions shall be deemed to be representations and warranties of the Company as if made hereunder (the “Company Disclosure Schedule”), which has been furnished to each Purchaser prior to the execution hereof, as a material inducement to the Purchasers to enter into this Agreement and purchase the Common Stock hereunder, the Company hereby represents and warrants to each Purchaser that as of the Closing Date:

3.1 CORPORATE ORGANIZATION AND AUTHORITY. The Company (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing under the laws of the State of Nevada; (b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted or contemplated to be conducted; (c) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents; and (d) is duly qualified or licensed to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2 CAPITALIZATION. Immediately prior to the Closing, the authorized capital of the Company shall consist of:

(a) COMMON STOCK. One Hundred Million (100,000,000) shares of Common Stock, of which Sixty-seven Million Five Hundred Twenty-eight Thousand Six Hundred Nineteen (67,528,619) shares are issued and outstanding.

(b) PREFERRED STOCK. Ten Million (10,000,000) shares of Preferred Stock, of which (i) Four Million Seven Hundred Seventy-nine Thousand Four Hundred Sixty (4,779,460) have been designated Series A Preferred Stock, all of which shall be issued or outstanding immediately prior to the Closing, and (ii) the remainder of which, none of which shall be issued or outstanding immediately prior to the Closing, may be designated and issued by the Board of Directors from time to time pursuant to a certificate of designation hereafter approved by the Board of Directors. The rights, restrictions, privileges and preferences of and restrictions upon the Series A Preferred Stock are set forth in the Certificate of Designation.

(c) OTHER SECURITIES. Except for (i) Twenty-nine Thousand Two Hundred Fifty (29,250) shares of Common Stock reserved and available for issuance or option grants to employees, consultants, officers or directors under the Equity Incentive Plan, and shares for which options or shares have been respectively granted for the numbers of shares set forth in Section 3.2(c) of the Company Disclosure Schedule (which shall also show the vesting schedule and exercise price of such outstanding options and shares that remain subject to any vesting schedule), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except for the Transaction Documents, the Company is not a party to or subject to any agreement or understanding, and to the Company’s knowledge there is no agreement or understanding between any individuals and/or entities, which affects or relates to the voting or giving of written consents with respect to any Company security or the voting by a director of the Company. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, none of the Company’s stock purchase agreements or stock option documents or any other agreement, document or commitment (written or oral) of the Company provides for acceleration of vesting (or lapse of a repurchase right) upon the occurrence of any events. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Company Disclosure Schedule, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its securities.

(d) PRIOR SHARES. The outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable. All shares of the Company’s capital stock issued on or after May 15, 2009, have been issued in full compliance with all applicable state and federal laws concerning the issuance of securities, and to the knowledge of the Company, all shares issued by the Company and all predecessors-by-merger since the respective date on which each such entity was incorporated have been issued in full compliance with all applicable state and federal laws concerning the issuance of securities.

(e) 409A COMPLIANCE. No stock options, stock appreciation rights or other equity-based awards issued or granted by the Company are subject to the requirements of Section 409A of the Code. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. No payment to be made under any 409A Plan is, or to the knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code.

3.3 SUBSIDIARIES. Except as set forth in Section 3.3 of the Company Disclosure Schedule, the Company does not presently own, have any investment in, or control, directly or indirectly, or hold any rights to acquire any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity, nor has the Company ever held such interest. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4 AUTHORIZATION. All corporate action required to be taken by the Company’s board of directors (the “Board of Directors”) and stockholders in order to authorize the Company to enter into the Transaction Documents, and to issue the Shares and Warrants at the Closing and the Common Stock issuable upon exercise of the Warrants, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Shares and Warrants has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, including the Shares issuable upon exercise of the Warrants, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and Liens created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 4 of this Agreement and subject to the filings described in clause (ii) of Section 3.6, below, the Shares and the Warrants (and all Shares issuable upon exercise of the Warrants) will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon exercise of the Warrants has been duly reserved for issuance, and upon issuance in accordance with the terms of the Articles of Incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and Liens created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 4 of this Agreement, and subject to Section 3.6, below, the Common Stock issuable upon exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

3.6 GOVERNMENTAL CONSENTS AND FILINGS.

(a) Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

(b) Without limiting the generality of the foregoing, Company is not in violation of any of the rules, regulations or requirements of the FINRA OTC Bulletin Board (the “Principal Market”) and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the one (1) year period prior to the date hereof, (i) the Common Stock has been listed on the Principal Market or quoted on the “gray sheets” (the “Gray Sheets”), (ii) trading in the Common Stock or quotation on the Gray Sheets has not been suspended by the SEC, the Principal Market or the Gray Sheets, and (iii) Parent has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Parent and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither Parent nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.7 SECURITIES MATTERS.

(a) SEC FILINGS. The Company’s issued and outstanding shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act, and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act for the three (3) years preceding the date of this Agreement (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the period of three (3) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Purchasers or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC

Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(b) SARBANES-OXLEY. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 to small business issuers that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(c) INVESTMENT COMPANY. Neither the Company nor any of its affiliates is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.8 LITIGATION. Except as set forth in Section 3.8 of the Company Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, charge, investigation, pending or, to the Company’s knowledge currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.9 INTELLECTUAL PROPERTY. The Company owns or possesses or can acquire on commercially reasonable terms, sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Section 3.9 of the Company Disclosure Schedule lists all Company Intellectual Property. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 3.9, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

3.10 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS

(a) NO VIOLATIONS. The Company is not in violation or default (i) of any provisions of its Articles of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Company Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation or default of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any Lien upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company. FOREIGN CORRUPT PRACTICES. Neither Parent nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of Parent or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Parent or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.11 AGREEMENTS; ACTIONS

(a) Except for the Transaction Documents, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (ii) and (iii) of this Section 3.11(b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

3.12 CERTAIN TRANSACTIONS

(a) Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or, to the knowledge of the Company, any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (i) commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors in which the amount involved exceeds $120,000 per year, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship in which the amount involved exceeds $120,000 per year, or any firm or corporation which competes with the Company except that directors, officers or employees of the Company may own stock in publicly traded companies that may compete with the Company or (iii) financial interest in any contract with the Company in which the amount involved exceeds $120,000 per year.

3.13 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

3.14 ABSENCE OF LIENS. Except as set forth in Section 3.14 of the Company Disclosure Schedule, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, and Liens, except for statutory Liens for the payment of current Taxes that are not yet delinquent and encumbrances and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens other than those of the lessors of such property or assets.

3.15 FINANCIAL MATTERS

(a) FINANCIAL STATEMENTS. The Company has made available to each Purchaser, via the SEC’s website at http://www.sec.gov, copies of the Company’s audited income statements for the twelve-month period ended March 31, 2010, and its unaudited income statement for the six-month period ended September 30, 2010, and an audited balance sheet dated as of March 31, 2010, and an unaudited balance sheet dated as of September 30, 2010 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to Financial Statements Date, (ii) obligations under contracts and commitments incurred in the ordinary course of business, and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

(b) INTERNAL ACCOUNTING AND DISCLOSURE CONTROLS. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is accumulated and communicated to Parent’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof, neither Parent nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of Parent or any of its Subsidiaries.

(c) OFF BALANCE SHEET ARRANGEMENTS. There is no transaction, arrangement, or other relationship between Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

3.16 CHANGES. Since the Financial Statements Date there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer or Key Employee of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its material properties or assets, except Liens for Taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 3.16.

3.17 EMPLOYEE MATTERS

(a) As of the date hereof, the Company employs such full-time employees, part-time employees and consultants or independent contractors as are listed in Section 3.17 of the Company Disclosure Schedule, which sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $75,000 for the fiscal year ended March 31, 2010, or is anticipated to receive compensation in excess of $75,000 for the fiscal year ending March 31, 2011.

(b) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 3.17 of the Company Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 3.17 of the Company Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e) The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board of Directors.

(f) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g) Section 3.17 of the Company Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(i) To the Company’s knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

3.18 TAX RETURNS AND PAYMENTS. There are no federal, state county, local or foreign Taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign Taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any Tax Returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign Tax Returns required to have been filed by it and there are in effect no waivers of applicable statues of limitations with respect to Taxes for any year.

3.19 INSURANCE. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

3.20 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation thereof.

3.21 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.22 CORPORATE DOCUMENTS. The Articles of Incorporation and Bylaws of the Company are in the form provided to the Purchasers. The copy of the minute book of the Company provided to the Purchasers contains minutes of meetings of directors and stockholders and all actions by written consent without a meeting by the directors and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

3.23 83(B) ELECTIONS. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired shares of the Company’s Common Stock subject to substantial risk of forfeiture.

3.24 ENVIRONMENTAL AND SAFETY LAWS. Except as could not reasonably be expected to have a Material Adverse Effect and as set forth in Section 3.24 of the Company Disclosure Schedule, (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments. For purposes of this Section 3.24, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.25 BROKERS AND FINDERS. Except as set forth in Section 3.25 of the Company Disclosure Schedule, as of the Effective date of this Agreement, the Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement. The Company (a) may engage an investment banker to represent the Company in raising capital and would compensate any such investment banker at such rate of compensation as is agreed upon by the Company and such investment banker, and (b) may compensate one or more “finders” for referring prospective Purchasers to the Company.

3.26 DISCLOSURE. No representation or warranty of the Company contained in this Agreement, as qualified by the Company Disclosure Schedule, and any certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

4. REPRESENTATIONS, ACKNOWLEDGMENTS AND WARRANTIES OF PURCHASERS. Each Purchaser, severally and not jointly, represents, acknowledges and warrants to the Company (provided that such representations and warranties do not limit or obviate the representations and warranties of the Company set forth in this Agreement) as follows:

4.1 AUTHORIZATION. Purchaser has full power and authority to enter into this Agreement and all corporate action on the part of Purchaser, its officers, directors, managers, members and stockholders necessary for the purchase of the Shares has been taken, and this Agreement constitutes the legally binding and valid obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 BROKERS AND FINDERS. Purchaser has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

4.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Shares to be received by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that it has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Shares.

4.4 RESTRICTED SECURITIES. Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance upon such exemption is predicated, in part, upon Purchaser’s representations set forth in this Agreement.

4.5 LIMITATIONS ON DISPOSITION

(a) In no event will Purchaser dispose of any of its Shares (other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act (“Rule 144”) or any similar or analogous rule), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that such disposition will not require registration under the Securities Act.

(b) Notwithstanding the provisions of subsection (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser that is (i) a partnership to an affiliate, a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; (ii) a corporation, to its stockholders in accordance with their interest in the corporation; (iii) a limited liability company, to its members or former members in accordance with their interest in the limited liability company; or (iv) to the Purchaser’s family member or trust for the benefit of the individual Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

4.6 INVESTMENT EXPERIENCE AND DISCLOSURE OF INFORMATION. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) has the ability to bear the economic risks of its prospective investment; and (iii) is able to bear the economic risk of its investment and to hold the Shares for an indefinite period of time.

4.7 ACCREDITED INVESTOR. Purchaser is an “accredited investor,” as such term is defined for purposes of Rule 501 of Regulation D, as presently in effect, promulgated by the Commission.

4.8 NON-RELIANCE ON COMPANY. Purchaser is not relying on the Company with respect to the tax and other economic considerations relating to this Agreement and the purchase of the Shares. In regard to such considerations, Purchaser has relied on the advice of, or has consulted with, his, her or its own personal tax, investment or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.

4.9 FULL ACCESS TO COMPANY RECORDS. Purchaser has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Agreement and the purchase of Shares, the Company and its business and prospects, and to obtain any additional information which Purchaser deems necessary to verify the accuracy of any information received.

4.10 NO GENERAL SOLICITATION. The Shares were not offered to Purchaser through an advertisement in printed media of general and regular circulation, radio or television.

4.11 LIMITED MARKET. There is currently a very limited market for the Company’s Common Stock on the Over-the-Counter Bulletin Board. There can be no assurances that a liquid market will develop for the Company’s Common Stock or if developed, be sustained in the future. Consequently, Purchaser may never be able to liquidate its investment and Purchaser may bear the economic risk of its investment for an indefinite period of time.

5. CALIFORNIA AND FEDERAL SECURITIES LAWS

5.1 NO QUALIFICATION. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5.2 LEGEND. The certificates for the Shares shall bear a legend in substantially the following form (and any other legend required by the Commissioner of Corporations of the State of California).

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

6. CONDITIONS TO CLOSING

6.1 CONDITIONS TO PURCHASER’S OBLIGATIONS. The obligations of each Purchaser under Section 2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by such Purchaser but which waiver shall not be effective against any Purchaser who does not consent in writing thereto.

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as if made on and as of the Closing.

(b) PERFORMANCE. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

(c) BLUE SKY COMPLIANCE. The Company shall have complied with and be effective under the securities laws of each state, as necessary to offer and sell the Shares lawfully to each Purchaser in such state.

(d) SECRETARY’S CERTIFICATE. The Secretary of the Company shall deliver to each Purchaser at the Closing a certificate stating that the copies attached thereto of the Company’s Articles of Incorporation and Bylaws and the resolutions of its Board of Directors and stockholders relating to the sale of the Shares are true and complete copies of such documents and resolutions.

(e) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers the Compliance Certificate, dated as of the Closing, signed by the Company’s President, certifying that the conditions set forth in Sections 6.1(a) and 6.1(b) have been satisfied and stating that there shall have been no Material Adverse Effect with respect to the Company since the Financial Statements Date.

(f) AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors shall have duly adopted resolutions authorizing the execution, delivery and performance of this Agreement, the Transaction Documents, and each of the agreements contemplated hereby, the filing of the Articles of Incorporation, the adoption of the Company’s Bylaws, the issuance and sale of the Shares, and the consummation of all other transactions contemplated by this Agreement and the Transaction Documents.

(g) OPINION OF COUNSEL. Counsel for the Company shall have delivered to each Purchaser an opinion in the form attached hereto as EXHIBIT D.

(h) DELIVERY OF CERTIFICATES. The Company shall deliver certificates representing the number of Shares set forth opposite each Purchaser’s name on SCHEDULE 1 hereto.

(i) GOOD STANDING CERTIFICATES. The Company shall have delivered to Purchasers a certificate of good standing issued by the Secretary of State for the State of Nevada, the State of Kansas, and the applicable authority for each other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

(j) CONSENTS AND QUALIFICATIONS. The Company shall have obtained (i) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal), and (ii) all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.2 CONDITIONS TO COMPANY’S OBLIGATIONS. The obligations of the Company under Section 2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

(b) PAYMENT OF PURCHASE PRICE. Each of the Purchasers shall have delivered the purchase price by wire transfer or other immediately available funds, the sum set forth opposite such Purchaser’s name specified in SCHEDULE 1, in payment of the purchase price of the number of Shares being purchased by such Purchaser pursuant to this Agreement.

7. ADDITIONAL COVENANTS OF PARTIES

7.1 INDEMNIFICATION. In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall jointly and severally defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.

(a) To the extent that the foregoing undertakings by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this

(c) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(e) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 7.2 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

7.2 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of Company to the public without registration (“Rule 144”), Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144;

(b) File with the SEC in a timely manner all reports and other documents required of Company under the 1933 Act and the 1934 Act so long as Company remains subject to such requirements (it being understood that nothing herein shall limit Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) Furnish to each Purchaser so long as such Purchaser owns Registrable Securities, promptly upon written request by an Purchaser, (i) a written statement by Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of Company and such other reports and documents so filed by Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

8. MISCELLANEOUS

8.1 NOTICES. All notices, elections, requests, demands, and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the fifth (5th) business day after the date on which deposited in the national mail system of the country of the sender’s residence and (for items transmitted under this clause “(b)” from a source in the United States to a destination also in the United States) as evidenced by a receipt for registered or certified mail signed by the recipient or an authorized agent of recipient, or (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission; or (d) on the next business day after the business day on which deposited with a nationally or internationally recognized overnight commercial delivery service (e.g., Federal Express or DHL) for the fastest commercially available overnight delivery, with a return receipt (or equivalent thereof administered by such regulated public carrier) requested, freight prepaid, addressed to the party for whom intended at the mailing address set forth on the signature page of this Agreement, or such other mailing address, facsimile number, or email address, notice of which is given in a manner permitted by this Section 8.1.

8.2 BINDING ON SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, successors, assigns, and personal representatives of each of the parties.

8.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on each of the signatories hereto.

8.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Purchasers. Notwithstanding the foregoing, this Agreement may not be amended to create any obligation on behalf of a Purchaser to advance funds to the Company or purchase Shares beyond the amounts set forth on SCHEDULE 1 without the consent or approval of such Purchaser. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon the Company, Purchasers, and any transferee of any Shares.

(a) RIGHTS AMONG PURCHASERS. Each Purchaser (or transferee holder of Shares issued hereunder) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Purchaser or transferee holder shall not incur any liability to any other Purchaser or holder of Shares with respect to exercising or refraining from exercising any such right or rights.

(b) EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the issuance of the Shares hereunder and shares of Common Stock issuable upon conversion of the Shares.

(c) EFFECT OF AMENDMENT OR WAIVER. Each Purchaser acknowledges that by the operation of this Section 8.5, less than all of the Purchasers may effect an amendment or waiver of provisions of this Agreement and therefore diminish or eliminate all rights of such Purchaser under this Agreement even though such Purchaser has not consented to the amendment or waiver.

8.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.7 AGGREGATION OF STOCK. All shares of the Common Stock or shares of Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.8 ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

8.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in Sections 3 and 4 of this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

8.10 ATTORNEYS’ FEES. If any action or proceeding is commenced to construe or enforce the terms and conditions of this Agreement or the rights and duties created hereunder, then the party prevailing in such action shall be entitled to recover its attorneys’ fees and the costs of enforcing any judgment entered therein.

8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with Nevada law, without regard to the application of the conflict of law principles thereunder.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

“COMPANY:”
ENERJEX RESOURCES, INC., a Nevada corporation

By	/s/ Robert Watson, Jr.
Robert Watson, Jr., Chief Executive Officer

Address, Facsimile No. & Email for Notices:

EnerJex Resources, Inc. ATTN: Chief Executive Officer 1600 N.E. Loop 410, Suite 104 San Antonio, Texas 78209 Facsimile No.: (210) 451-5546 Email:robert.watson@blacksableenergy.com with a copy to:

Michael E. Pfau, Esq. Reicker, Pfau, Pyle & McRoy LLP 1421 State Street, Suite B Santa Barbara, California 93101

Facsimile No.: (8050 966-3320 Email: mpfau@rppmh.com

[Signatures continued on following page.]

“PURCHASERS:”

Signature	Date	Signature	Date

Printed Name of Purchaser		Printed Name of Purchaser

Printed Name and Title of Person Signing on behalf of Purchaser		Printed Name and Title of Person Signing on behalf of Purchaser

Address, Facsimile No. & Email for Notices:		Address, Facsimile No. & Email for Notices:

Facsimile No.: ( )		Facsimile No.: ( )

Email:	Email:

Amount Being Invested by Purchaser:	$	Amount Being Invested by Purchaser:	$